UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Japan Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 2, 2008

PLEASE VOTE TODAY! YOUR VOTE IS IMPORTANT!

Dear Stockholder:

The Special Meeting of Stockholders of The Japan Fund, Inc. (the “Fund”) has been adjourned, with respect to proposals 4 through 7, until September 30, 2008 due to insufficient voter participation.

Avoid the additional costs of another adjournment, please

vote your shares today.

After careful consideration, the Fund’s Directors concluded that the proposals are in the best interests of the Fund and unanimously recommends that you vote “FOR” the proposals. Please choose among the following easy options to submit your voting instructions today:

1.	Vote by Touch-Tone Telephone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed voting instruction form or proxy card and following the instructions. Please have your proxy materials, including the control number on your voting instruction form or proxy card, available.

2.	Vote via the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed voting instruction form or proxy card and following the directions on the website. Please have your proxy materials, including the control number on your voting instruction form or proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

If you have further questions regarding the proposals or the voting process, do not hesitate to call D.F. King & Co., Inc., at (800) 755-7250.

/s/ William L. Givens

William L. Givens, Chairman

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.